Exhibit 3.1

2017

AMENDED AND RESTATED

BYLAWS

OF

LITHIA MOTORS, INC.

ARTICLE 1.

SHAREHOLDERS’ MEETINGS

Section 1.1 Annual Meeting. The annual meeting of the shareholders will be held in April or May of every year on such date and at such time as is be determined by the Board of Directors. The annual meeting of the shareholders will be held at the principal office of the Corporation or at such other place as may be determined by the Board of Directors. At such meeting the shareholders entitled to vote will elect a Board of Directors and transact such other business as may come before the meeting.

Section 1.2 Special Meetings. Special meetings of shareholders will be held at any time on call of the President or the Board of Directors.

Section 1.3 Notice of Shareholder Business and Nominations.

(a)	Annual Meetings of Shareholders.

(1)

Only business properly brought before an annual meeting of shareholders, including nominations of persons for election to the Board of Directors, may be conducted at the meeting. To be properly brought before an annual meeting, business must be brought pursuant to the Corporation’s notice of meeting or any supplement to the Corporation’s notice of meeting;

(i)	by or at the direction of the Board of Directors; or

(ii)

by any shareholder of the Corporation who (A) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf the business is proposed, only if the beneficial owner was the beneficial owner of shares) of the Corporation when the notice provided for in this Section 1.3 is delivered to the Secretary of the Corporation, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in Section 1.3(a)(2)-(3). This clause (ii) is the exclusive means for a shareholder to nominate director candidates or submit or propose other business before an annual meeting of shareholders, except that, if the Corporation has a class of securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”), a proposal or nomination properly brought under Rule 14a-8 of the Exchange Act that is included in the Corporation’s notice of meeting satisfies the notice requirements set forth in these Bylaws.

(2)

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.3(a)(1)(ii), the shareholder must have given timely written notice of the nomination or other business to the Corporation’s Secretary, and the other business must be a proper matter for shareholder action as determined by the Board of Directors. To be timely, notice must be delivered to the Secretary at the Corporation’s principal executive offices at least 90 days, and no earlier than 120 days, before the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date, notice must be delivered no earlier than 120 days before the annual meeting and no later than the later of 90 days before the annual meeting or 10 days following the day on which public announcement of the date of the meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting of shareholders does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice described above. The shareholder’s notice must set forth the information required by Section 1.3(c) or it will not be considered timely.

(3)

Notwithstanding the second and third sentences of Section 1.3(a)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.3 will be considered timely, but only with respect to nominees for any new positions created by the increase, if it is delivered to the Secretary at the principal executive offices of the Corporation not later than 10 days after the public announcement of the date of the meeting.

(b)	Special Meetings of Shareholders.

(1)

The only business that may be conducted at a special meeting of shareholders is the business described in the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only:

(i)	by or at the direction of the Board of Directors; or

(ii)

by any shareholder of the Corporation who (A) is a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if the beneficial owner was the beneficial owner of shares) when the notice provided for in this Section 1.3(b) is delivered to the Secretary of the Corporation, (B) is entitled to vote at the special meeting, and (C) complies with the notice procedures set forth in this Section 1.3.

(2)

If a special meeting of shareholders is called to elect one or more directors to the Board of Directors, any shareholder entitled to vote in the election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting if the shareholder’s notice required by Section 1.3(c) with respect to any nomination, including the completed and signed questionnaire and representation and agreement required by Section 1.3(c)(4), is delivered to the Secretary at the principal executive offices of the Corporation not later than 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at the meeting. An adjournment or the public announcement of a postponement of a special meeting does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice described above.

(c)	Information Required in Shareholder Notice. A shareholder notice given pursuant to this Section 1.3 must contain the following information:

(1)	as to each person the shareholder proposes to nominate for election or re-election as a director:

(i)

all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to Section 14 under the Exchange Act and the rules and regulations promulgated thereunder (including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(ii)

a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the shareholder and beneficial owner on whose behalf the nomination is made, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of that item and the nominee were a director or executive office of such registrant;

(2)	as to any business other than a nomination of a director or directors that the shareholder proposes to bring before the annual meeting:

(i)	a brief description of the business desired to be brought before the annual meeting;

(ii)

the text of the proposal or business, including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment;

(iii)	the reasons for conducting the business at the annual meeting and any material interest in the business of the shareholder and any beneficial owner on whose behalf the proposal is made; and

(iv)

a description of all agreements, arrangements, and understandings between the shareholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such shareholder;

(3)	as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

(i)	the name and address of the shareholder, as they appear on the Corporation’s books, and of the beneficial owner;

(ii)

(A) the class and number of shares of capital stock of the Corporation owned beneficially and of record by the shareholder and the beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the shareholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws, a person is deemed to have a short interest in a security if the person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividend on the shares of the Corporation owned beneficially by the shareholder or beneficial owner, if any, that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees, other than asset-based fees, that the shareholder or beneficial owner, if any, is entitled to based on any increase or decrease in the value of the shares of the Corporation or Derivative Instruments, if any, as of the date of the notice, including without limitation any interests held by members of the shareholder’s or beneficial owner’s immediate family sharing the same household, which information must be supplemented by the shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date;

(iii)

a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the business or nomination;

(iv)

a representation as to whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (B) otherwise solicit proxies from shareholders in support of the proposal or nomination;

(v)

any other information relating to the shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder; and

(vi)

any other information the Corporation reasonably requires that any proposed nominee furnish to the Corporation to determine the eligibility of the proposed nominee to serve as a director of the Corporation;

(4)

with respect to each nominee for election or reelection to the Board of Directors, a completed questionnaire with respect to the background and qualification of the person and the background of any other person or entity on whose behalf the nomination is being made, which questionnaire the Secretary shall provide upon written request, and a written representation and agreement, in the form provided by the Secretary upon written request, that the person:

(i)

is not and will not become a party to (A) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties to the Corporation and its shareholders under applicable law;

(ii)

is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director of the Corporation that has not been disclosed therein; and

(iii)

in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation.

(d)	General.

(1)

Only persons nominated in accordance with the procedures set forth in this Section 1.3 are eligible to be elected at an annual or special meeting of shareholders of the Corporation to serve as directors, and only the business that has been brought before the meeting in accordance with the procedures set forth in this Section 1.3 may be conducted at a meeting of the shareholders. Except as otherwise provided by law, the chairman of the meeting has the power and duty to (i) determine whether a nomination or any business proposed to be brought before an annual or special meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.3 and (ii) if any proposed nomination or business is not in compliance with this Section 1.3 (including whether the shareholder or any beneficial owner on whose behalf the nomination or proposal is made solicits, or is part of a group which solicits, or fails to solicit, as the case may be, proxies in support of the shareholder’s nominee or proposal in compliance with the shareholder’s representation as required by Section 1.3(c)(3)(iv)), to declare that the nomination will be disregarded or that the proposed business will not be transacted.

(2)

For purposes of this Section 1.3, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Business Wire, Associated Press, PR Newswire, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. However, (i) any references in these Bylaws to the Exchange Act or the rules thereunder are not intended to and do not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 1.3(a)(1)(ii) or Section 1.3(b) and (ii) irrespective of whether or not the Corporation is subject to Regulation 14A under the Exchange Act, a shareholder shall provide the information required in Section 1.3(c) as if the Corporation were subject to Regulation 14A. Nothing in these Bylaws is deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if, and to the extent, provided for under law, the Articles of Incorporation, or these Bylaws.

Section 1.4 Conduct of Meetings.

(e)

Chairman of the Meeting. The Chairman of the Board of Directors and the President, in that order, or in their absence, a person designated by the Board of Directors, shall preside at shareholder meetings as the chairman of the meeting. The chairman of the meeting determines, and announces at the meeting, the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

(f)

Rules. The Board of Directors may adopt by resolution any rules for the conduct of the meeting of shareholders as it deems appropriate. Except to the extent inconsistent with rules adopted by the Board of Directors, the chairman of a meeting of shareholders has the exclusive right and authority to prescribe rules and procedures, and to perform all acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. The rules or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies, or any other persons as the chairman of the meeting determines; (iv) restrictions on entry to the meeting after the time fixed for its commencement; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent otherwise determined by the Board of Directors or the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.

(g)

Adjournment. Any annual or special meeting of shareholders, whether or not a quorum is present, may be adjourned only by the chairman of the meeting from time to time to reconvene at the same or some other time, date, and place, and notice need not be given of any adjourned meeting if the time, date, and place are announced at the meeting at which the adjournment occurs. The shareholders present at a meeting do not have authority to adjourn the meeting. At the adjourned meeting at which a quorum is present, the shareholders may transact any business that may have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record entitled to vote at the meeting.

ARTICLE 2.

BOARD OF DIRECTORS

Section 2.1 Number and Election of Directors. The Board of Directors will consist of not less than five members and not more than nine members. The number of directors will be established within this range from time to time by the Board of Directors. A decrease in the number of directors will not have the effect of shortening the term of any incumbent director. At each annual meeting, the shareholders will elect directors by a plurality of the votes cast by the shares entitled to vote in the election. Each director will be elected to hold office until the next annual meeting of shareholders and until the election and qualification of a successor, subject to prior death, resignation or removal.

Section 2.2 Vacancies. Unless otherwise provided by the Articles of Incorporation or unless previously filled by the vote of at least a majority of the total number of votes represented by the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (voting together as a single class), any vacancy occurring in the Board of Directors, including both a vacancy resulting from removal of a director or from an increase in the number of directors, may be filled by vote of a majority of the remaining directors then in office, even if less than a quorum. Any director elected to fill a vacancy will serve until the next annual shareholders meeting and until the successors have been elected and qualified, subject to prior death, resignation or removal.

Section 2.3 Annual Meeting. An annual meeting of the Board of Directors will be held without notice immediately after the adjournment of the annual meeting of the shareholders or at another time designated by the Board of Directors upon notice in the same manner as provided in Section 2.5. The annual meeting will be held at the principal office of the Corporation or at such other place as the Board of Directors may designate.

Section 2.4 Regular Meetings. The Board of Directors may provide by resolution for regular meetings. Unless otherwise required by such resolution, regular meetings may be held without notice of the date, time, place or purpose of the meeting.

Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the President, the Chief Executive Officer or any member of the Board of Directors. Notice of each special meeting will be given to each director, either by oral or in written notification actually received not less than 24 hours prior to the meeting or by written notice mailed by deposit in the United States mail, first class postage prepaid, addressed to the director at the director’s address appearing on the records of the Corporation not less than 72 hours prior to the meeting. Special meetings of the directors may also be held at any time when all members of the Board of Directors are present and consent to a special meeting. Special meetings of the directors will be held at the principal office of the Corporation or at any other place designated by a majority of the Board of Directors.

Section 2.6 Telephonic Meetings. The Board of Directors may permit directors to participate in a meeting by any means of communication by which all of the persons participating in the meeting can hear each other at the same time. Participation in such a meeting will constitute presence in person at the meeting.

Section 2.7 Waiver of Notice. A director may, at any time, waive any notice required by these Bylaws, the Articles of Incorporation or the Oregon Business Corporation Act. Except as otherwise provided in this Section 2.7, the waiver must be in writing, must be signed by the director, must specify the meeting for which notice is waived, and must be delivered to the Corporation for inclusion in the minutes and filing in the corporate records. A director’s attendance at a meeting waives any required notice, unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

Section 2.8 Quorum. A majority of the number of directors that has been established by the Board of Directors pursuant to Section 2.1 of these Bylaws will constitute a quorum for the transaction of business.

Section 2.9 Voting. The act of the majority of the directors present at a meeting at which a quorum is present will for all purposes constitute the act of the Board of Directors, unless otherwise provided by the Articles of Incorporation or these Bylaws.

Section 2.10 Action Without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if a written consent, or consents, describing the action taken is signed by each director and included in the minutes and filed with the corporate records. The action is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this section has the effect of an act of the Board of Directors at a meeting and may be described as such in any document.

Section 2.11 Removal of Directors. Unless otherwise provided by the Articles of Incorporation, the shareholders, at any meeting of the shareholders called expressly for that purpose, may remove any director from office, with or without cause, by the affirmative vote of not less than a majority of the total number of votes represented by the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2.12 Powers of Directors. The Board of Directors will have the sole responsibility for the management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is vested with all of the powers possessed by the Corporation itself, so far as this delegation of power is not inconsistent with the Oregon Business Corporation Act, the Articles of incorporation, or these Bylaws. The Board of Directors will have the power to determine what amount constitutes net earnings of the Corporation, what amount will be reserved for working capital and for any other purpose, and what amount, if any, will be declared as dividends. Such determinations by the Board of Directors will be final and conclusive except as otherwise expressly provided by the Oregon Business Corporation Act or the Articles of Incorporation. The Board of Directors may designate one or more officers of the Corporation who will have the power to sign all deeds, leases, contracts, mortgages, deeds of trust and other instruments and documents executed by and binding upon the Corporation. In the absence of a designation of any other officer or officers, the Chief Executive Officer is so designated.

Section 2.13 Committees. Unless the Articles of Incorporation provide otherwise, a majority of the Board of Directors may designate from among its members an Executive Committee and any number of other committees. Each committee must consist of two or more directors and will have such powers and will perform such duties as may be delegated and assigned to the committee by the Board of Directors. No committee will have the authority of the Board of Directors with respect to (a) approving dividends or other distributions to shareholders, except as permitted by (h), below, (b) amending the Articles of Incorporation, except as permitted by (j), below (c) adopting a plan of merger, (d) recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all the property and assets of the Corporation other than in the usual and regular course of its business, (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, (f) approving or proposing to shareholders other actions required to be approved by the shareholders, (g) approving a plan of merger which does not require shareholder approval, (h) authorizing or approving any reacquisition of shares of the Corporation, except pursuant to a formula or method prescribed by the Board of Directors, (i) authorizing or approving the issuance, sale or contract for sale of shares of the Corporation’s stock except either pursuant to a stock option or other stock compensation plan or where the Board of Directors has determined the maximum number of shares and has expressly delegated this authority to the committee, (j) determining the designation and relative rights, preferences and limitations of a class or series of shares, unless the Board of Directors has determined a maximum number of shares and expressly delegated this authority to the committee, (k) adopting, amending or repealing Bylaws for the Corporation, or (l) filling vacancies on the Board of Directors or on any of its committees or (m) taking any other action which the Oregon Business Corporation Act prohibits a committee of a board of directors to take. The provisions of Sections 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, and 2.10 of the Bylaws will also apply to all committees of the Board of Directors. Each committee will keep written records of its activities and proceedings. All actions by committees will be reported to the Board of Directors at the next meeting following the action and the Board of Directors may ratify, revise or alter such action, provided that no rights or acts of third parties will be affected by any such revision or alteration.

Section 2.14 Chairman of the Board. The Board of Directors may elect one of its members to be Chairman of the Board of Directors. The Chairman will advise and consult with the Board of Directors and the officers of the Corporation as to the determination of policies of the Corporation, will preside at all meetings of the Board of Directors and of the shareholders, and will perform such other functions and responsibilities as the Board of Directors may designate from time to time.

ARTICLE 3.

OFFICERS

Section 3.1 Composition. The officers of this Corporation will consist of at least a President and a Secretary and may also include a separate Chief Executive Officer, one or more Vice Presidents and a Treasurer, each of whom will be elected by the Board of Directors at the annual meeting of the Board of Directors or at any regular meeting of the Board of Directors or at any special meeting called for that purpose. Other officers and assistant officers and agents may be elected or appointed by or in the manner directed by the Board of Directors as the Board of Directors may deem necessary or appropriate. Any vacancies occurring in any office of this Corporation may be filled by election or appointment by the Board of Directors at any regular meeting or any special meeting called for that purpose. Each officer will hold his or her office until the next annual meeting of the Board of Directors and until the election and qualification of a successor in such office, subject to prior death, resignation or removal.

Section 3.2 Chief Executive Officer. The Board of Directors may designate one of the officers of the Corporation or the Chairman of the Board of Directors to serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer will be responsible for implementing the policies and goals of the Corporation as stated by the Board of Directors and will have general supervisory responsibility and authority over the property, business and affairs of the Corporation. Unless otherwise provided by the Board of Directors, the Chief Executive Officer will have the authority to hire and fire employees and agents of the Corporation and to take such other actions as the Chief Executive Officer deems to be necessary or appropriate to implement the policies, goals and directions of the Board of Directors.

Section 3.3 President. In the absence of a specific designation by the Board of Directors of a separate Chief Executive Officer, the President will have all the responsibilities and authority of the Chief Executive Officer as set forth in Section 3.1 and may be referred to as the Corporation’s Chief Executive Officer. The President may sign any documents and instruments of the Corporation which require the signature of the President under the Oregon Business Corporation Act, the Articles of Incorporation or these Bylaws. The President will also have such responsibilities and authority as may be delegated to the President by the Chief Executive Officer or prescribed by the Board of Directors. At the request of the Chairman of the Board of Directors or in the Chairman’s absence, the President will preside at meetings of the shareholders. Upon the death, resignation or removal of the President, the Board of Directors may appoint a Vice President or another person to serve as an “acting” or “interim” President to serve as such until the position is filled by action of the Board of Directors. Unless otherwise provided by the Board of Directors, an “acting” or “interim” President will have all responsibilities and authority of the President.

Section 3.4 Vice President. A Vice President will have such responsibilities and authority as may be prescribed by the Board of Directors or as may be delegated by the Chief Executive Officer or the President to such Vice President. If at any time there is more than one Vice President, the Board of Directors may designate the order of seniority or the areas of responsibility of such Vice Presidents. A Vice President (or if more than one, the Vice Presidents in order of seniority by designation or order of appointment) will have all of the powers and perform all of the duties of the President during the absence or disability of the President.

Section 3.5 Secretary. The Secretary will keep the minutes and records of all the meetings of the shareholders and directors and of all other official business of the Corporation. The Secretary will give notice of meetings to the shareholders and directors and will perform such other duties as may be prescribed by the Board of Directors.

Section 3.6 Treasurer. The Treasurer will receive all moneys and funds of the Corporation and deposit such moneys and funds in the name of and for the account of the Corporation with one or more banks designated by the Board of Directors or in such other short-term investment vehicles as may from time to time be designated or approved by the Board of Directors. The Treasurer will keep accurate books of account and will make reports of financial transactions of the Corporation to the Board of Directors, and will perform such other duties as may be prescribed by the Board of Directors. If the Board of Directors elects a Vice President, Finance or a Chief Financial Officer, the duties of the office of Treasurer may rest in that officer.

Section 3.7 Removal. The directors, at any regular meeting or any special meeting called for that purpose, may remove any officer from office with or without cause; provided, however, that no removal will impair the contract rights, if any, of the officer removed or of this Corporation or of any other person or entity.

ARTICLE 4.

STOCK AND OTHER SECURITIES

Section 4.1 Certificates. All stock and other securities of this Corporation may be certificated or uncertificated, as provided under Oregon law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the shareholder. Any certificates issued to any shareholder of the Corporation shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President or an Executive Vice President and (ii) by the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall cause to be sent to the registered owner of such stock a written notice confirming the ownership of such stock that shall set forth the name of the shareholder in which such stock ownership is registered; the number and class (and the designation of the series, if any) of the share represented; and any restrictions on the transfer or registration of such shares of stock required by state or federal securities laws, the Corporation’s articles of incorporation, these Bylaws, or any agreement among shareholders and the Corporation.

Section 4.2 Transfer of Shares. Title to a certificate and to the interest in this Corporation represented by that certificate can be transferred only (a) by delivery of the certificate endorsed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person or (b) by delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign or transfer the same, signed by the person designated by the certificate to be the owner of the interest represented thereby either in blank or to a specified person. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by property evidence of succession, assignation or authority to transfer, the Corporation will cause to be issued a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and cause the transaction to be recorded upon the Corporation’s books.

Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation.

Section 4.3 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the stock and other securities of the Corporation. The Corporation may direct or authorize the transfer agent and/or registrar to make all such rules and regulations deemed necessary and appropriate concerning the issue, transfer and registration of shares of stock by certificate or by book entry. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 4.4 Necessity for Registration. Prior to presentment for registration upon the transfer books of the Corporation of a transfer of stock or other securities of this Corporation, certificated or uncertificated, the Corporation or its agent for purposes of registering transfers of its securities may treat the registered owner of the security as the person exclusively entitled to vote the securities; to receive any notices to shareholders; to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; and otherwise to exercise or enjoy any or all of the rights and powers of an owner.

Section 4.5 Fixing Record Date. The Board of Directors may fix in advance a date as record date for the purpose of determining the registered owners of stock or other securities (a) entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof; (b) entitled to receive payment of any interest on a security, or of any ordinary, extraordinary, partial liquidating, final liquidating, or other dividend, or of any other distribution, whether paid in cash or in securities or in any other form; or (c) entitled to otherwise exercise or enjoy any or all of the rights and powers of an owner, or in order to make a determination of registered owners for any other proper purpose. The record date will be not more than 70 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action which requires such determination of registered owners is to be taken.

Section 4.6 Record Date for Adjourned Meeting. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date. A new record date must be fixed if a meeting of the shareholders’ is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 4.7 Lost Certificates. In case of the loss or destruction of a certificate of stock or other security of this Corporation, at the direction of the Board of Directors and upon the terms and conditions prescribe by the Board of Directors, Corporation may issue (i) a new certificate or certificates of stock, or (ii) issue uncertificated shares in place of any certificate or certificates previously issued by the alleged to have been lost, stolen or destroyed.

ARTICLE 5.

AMENDMENTS

Unless otherwise provided in the Articles of Incorporation, the Bylaws of the Corporation may be amended or repealed by the directors, subject to amendment or repeal by action of the shareholders, at any regular meeting or at any special meeting called for that purpose, provided notice of the proposed change is given in the notice of the meeting or notice thereof is waived in writing.

ARTICLE 6.

SEVERABILITY

If any provision of these Bylaws is found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining provisions will not be affected.

As amended by action of the Board of Directors of Lithia Motors, Inc. as of April 27, 2017.

/s/CHRISTOPHER S. HOLZSHU
Christopher S. Holzshu, Secretary